Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

DeFi Development Corp.

(f/k/a/ Janover Inc.)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	PRIMARY OFFERINGS
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share (1)	457(o)		(2)		(3)		(3)
	Equity	Preferred Stock, $0.00001 par value per share (1)	457(o)		(2)		(3)		(3)
	Other	Warrants (1)	457(o)		(2)		(3)		(3)
	Other	Units (1)	457(o)		(2)		(3)		(3)
	Debt	Debt Securities (1)	457(o)		(2)		(3)		(3)
	Other	Rights (1)	457(o)		(2)		(3)		(3)
	Unallocated (Universal) Shelf		457(o)	$1,000,000,000			$(3)	$1,000,000,000		$0.00015310	$153,100.00	(4)
	SECONDARY OFFERINGS
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share(5)	457(c)	12,375,896		$12.89		$159,525,299		0.00015310	$24,423.32

Total Offering Amounts								$1,159,525,299		0.00015310	$177,523.32
Total Fees Previously Paid											$160,829.75
Net Fee Due											$16,693.57

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, such indeterminate number of units, and such indeterminate number of rights to purchase common stock, preferred stock, debt securities, warrants or units, as shall have an aggregate initial offering price not to exceed $1,000,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($96.4999) and low ($84.0256) prices of the registrant’s common stock reported on the Nasdaq Capital Market on May 15, 2025, which is within five business days prior to filing this registration statement and as adjusted for the stock split with a ratio of 7-for-1 as described in the prospectus.